                                                                    Exhibit 10.2


                            M. KANE & COMPANY, INC.
                               INVESTMENT BANKERS
                       10877 Wilshire Boulevard Suite 603
                           Los Angeles, CA 90024-9998
                                 (310) 208-1166
                                                               Member: NASD/SIPC

                                August 14, 1996

The Board of Directors
Jones International Networks, Inc.
9697 East Mineral Avenue
Englewood, CO 80112

Attention:  Mr. Greg Liptak
            President                                               CONFIDENTIAL

     This letter agreement ("Agreement") confirms the engagement of M. KANE & COMPANY, INC., ("MK") by Jones International Networks, Inc. (the "Company") to render certain financial advisory services to the Company.

1.0    Services. MKC agrees to perform the following services (the "Services"):

1.0.1 review the recent historical financial information and business operations, prospects and forecasts of future financial results of the Company which are made available to MKC by the Company and such other matters as MKC deems relevant to enable it to render financial advice and assistance to the Company, including, without limitation, the pro forma effects, from a financial point of view, of certain prospective incremental additions and deletions ("Incremental Business") to the base business of the Company;

1.0.2 derive the current (baseline) enterprise value of the Company, with and without the Incremental Business, on an aggregate and market value basis and perform a time- -phased valuation analysis;

1.0.3 identify, evaluate, configure and recommend possible courses of action, from a financial point of view, for maximizing shareholder value under guidelines and objectives mutually agreed upon by the Company and MKC and prepare a presentation setting forth certain options and their prospective financial consequences (the "Strategic Financial Feasibility Study");

1.0.4 present the Strategic Financial Feasibility Study to the Company's Board of Directors ("Board");

1.0.5 assist the Company to evaluate and select a financial transaction ("Transaction") appropriate to the Company's expressly stated business and financial objectives, and, if an Initial Public Offering ("IPO") of the Company's Common Stock is selected as the preferred Transaction, continue as follows:
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                                                                 August 14, 1996
                                                                          Page 2

1.0.6 assist the Company to structure the financial aspects of the IPO, including, without limitation, the approximate aggregate size of the transaction and the preferred valuation strategy;

1.0.7 assist the Company to prepare an introductory presentation to prospective co-managing (lead) underwriters in the form of a written summary and electronic presentation;

1.0.8 assist the Company to evaluate and select one or more co-managing underwriters of the IP0 (including the lead manager);

1.0.9 assist the Company to negotiate the terms and conditions relating to the IPO;

1.0.10 assist the Company to prepare the "Business Section" of the S-1 Registration Statement;

1.0.11 assist the Company to prepare for underwriter financial due diligence, and;

1.0.12 serve as a co-manager of the IP0 (non-lead), subject to MKC's satisfaction, in its sole discretion, with its due diligence examination of the Company and financial market conditions.

1.1 Integrity of Information. The Company recognizes and confirms that in providing the Services, MKC will be using and relying upon data, material and other information furnished by the Company and their respective employees and representatives ("Information"). The Company hereby agrees and represents that all Information furnished to MKC by the Company in connection with this Agreement shall be accurate and complete in all material respects at the time furnished and that if such Information, in whole or in part, becomes materially inaccurate, misleading or incomplete during the term of MKC's engagement hereunder, the Company will so advise MKC in writing and correct any such inaccuracy or omission. Accordingly, MKC assumes no responsibility for the accuracy and completeness of such Information. MKC will not be required to make an independent verification of any Information. All Information concerning the Company so furnished that is not publicly available will be treated in strict confidence and will not be revealed by MKC unless legally compelled, and then only upon written prior notice to the Company. MKC will seek confidential treatment of any material so disclosed. The Company agrees that it and its counsel are responsible for ensuring that a Transaction, including any legal agreements, applications or other materials used in the Transaction (the "Transaction Documents"), will comply in all respects with applicable law.

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory

                                                                August 14, 1996
                                                                         Page 3

2.0 Compensation: The Company agrees to pay MKC via wire transfer or check the following fees (the "Compensation") for the Services as follows, time being of the essence and all such payments to be fully earned when paid:

2.1 a non-refundable cash Advisory Retainer (the "Advisory Retainer"), payable at the rate of $20,000 per month commencing upon the execution of this Agreement and every month thereafter until the consummation or abandonment of the IPO ("Retainer Payments"). All Retainer Payments paid pursuant to the foregoing shall be credited against (that is, deducted from), the "Success Fee(s)" (as hereinafter defined) which may become due and payable hereunder after payment of the "Milestone Success Fee" (as hereinafter defined).

2.2     Success Fee(s) ("the Success Fee(s)"), as follows:

2.2.1 the Company shall compensate MKC with a cash Success Fee in the amount of one and seven eighths percent (1.875%) of the "Gross Proceeds" of the IPO ("Gross Proceeds" being defined as aggregate offering size, including amounts sold by selling shareholders and any amounts attributable to the exercise of the over-allotment option by the underwriters). Upon the date of execution by the Company of a letter of intent with a lead-managing underwriter to engage in an IPO at any time, the Company will remit to MKC the lesser of $110,000 or twenty-five percent (25.0%) of the estimated cash component of the Success Fee, computed as 25.0% of 1.875% of the Gross Proceeds (or, if expressed as a range, the average Gross Proceeds) identified in the letter of intent (the "Milestone Success Fee"). The Advisory Retainer shall not be credited against the Milestone Success Fee. The balance of the Success Fee shall be paid on the settlement date(s) of the IPO and the exercise of the over-allotment option (if any), respectively, and shall be net of all credits for any previously remitted Retainer payments and the Milestone Success Fee. It is not necessary for MKC to actually serve as the Company's co-manager of the IPO to be entitled to receive any of the Success Fees pursuant to this paragraph;

2.2.2 the Company shall also compensate MKC with a 5-year warrant to purchase the Company's common stock at a per share exercise price equal to 120% of the IPO per share offering price upon consummation of the IPO, in an aggregate amount equal to one half of one percent (0.5%) of the Gross Proceeds of the IPO. MKC agrees to be bound by customary underwriter lock-up provisions imposed exclusively in connection with the prospective IPO and the shares underlying the warrant shall carry a provision for cashless exercise and customary registration rights including, but not limited to, one demand and unlimited piggyback registration rights. It is not necessary for MKC to actually serve as the Company's co-manager of the IPO to be entitled to receive any of the Success Fees pursuant to this paragraph;

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory

                                                               August 14, 1996
                                                                        Page 4


2.2.3 if MKC assists the Company in arranging a Transaction other than an IPO, the Company agrees to pay MKC mutually acceptable compensation taking into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions. MKC agrees to credit all Retainer Payments and the Milestone Success Fee, to the extent previously remitted to MKC, against any Success Fee earned with respect to a Transaction other than an IPO.

3.0 Expenses. In addition to the Compensation provided for hereunder, and irrespective of whether a Transaction is consummated, the Company agrees to reimburse MKC for all of its reasonable out-of-pocket fees and expenses arising out of MKC's engagement hereunder, not to exceed $20,000 prior to the IPO Road Show (and an additional $15,000 during the IPO Road
       Show), without the Company's permission, which shall not be unreasonably withheld. Reasonable out-of-pocket fees and expenses include, but are not limited to, such costs as travel, accommodations, telephone, telex, courier service, copying, direct computer and data base expenses, secretarial overtime, fees and disbursements of legal counsel and accountants and transaction closing announcements ("Expenses"). The Company will advance MKC $5,000 for Expenses by wire transfer or check upon the execution of this Agreement ("the Deposit"). All Expenses will be accounted for monthly. Expenses initially will be offset against the Deposit. All additional Expenses, to the extent permitted hereunder, will be billed monthly and are payable within thirty (30) days of invoice. All Expenses not previously reimbursed shall be due and payable on the expiration or termination of this Agreement. This Paragraph 3 shall survive the termination or expiration of this Agreement.

4.0 Indemnification. Execution of this Agreement shall obligate the Company to the indemnification terms set forth in Appendix A attached hereto and incorporated herein by reference as if fully set forth below. This Paragraph 4 shall survive the termination or expiration of this Agreement.

5.0 Term:. The term ("Term") of this engagement shall extend from the date hereof to the later of the consummation or abandonment of the IPO (excluding any periods of suspension), or December 31, 1996. Any party may terminate this Agreement at any time by giving each other party at least thirty (30) days prior written notice of any such termination. Upon termination or expiration the Company shall pay to MKC all Compensation earned and, to the extent not covered by the Deposit and permitted hereunder, all Expenses incurred to the date thereof. MKC shall promptly return any portion of the Deposit not chargeable against Expenses incurred pursuant hereto prior either to the date of: 1) receipt of notice of termination; or 2) expiration of the


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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory

                                                               August 14, 1996
                                                                        Page 5

      Agreement. MKC shall be entitled to (a) Success Fee(s), as set forth in Paragraph 2, if an IPO is consummated within six (6) months of the termination or expiration of this Agreement. The Company's obligation hereunder shall survive the termination or expiration of this Agreement.

6.0 Disclosure. The Services or financial advice to be provided by MKC under this Agreement shall not be disclosed publicly nor made available to third parties other than existing shareholders without MKC's prior written approval, except as required by law.

7.0 Limitation. The Company recognizes that MKC has been retained only by the Company, and that the Company's engagement of MKC is not deemed to be on behalf of and is not intended to confer rights upon any individual shareholder, owner, creditor or partner of the Company (differentially to any other within the same class) or any other person not a party hereto as against MKC or any of MKC's affiliates or the respective directors, officers, agents, employees or representatives of either MKC or any of MKC's affiliates. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the engagement of MKC hereunder or any statements, advice, opinions or conduct by MKC.

8.0 Publicity. The Company and MKC mutually agree that any references to MKC or the Company, or any affiliate of MKC or the Company, in any release or communication, is subject to MKC's and the Company's prior written approval, which consent will not be unreasonably withheld. If either MKC resigns or is terminated prior to the dissemination of any Transaction Document or any other release or communication, reference made therein to MKC shall be at MKC's express written option. If a Transaction is consummated, MKC may place an appropriate announcement in the Wall Street Journal and such other newspapers and periodicals as the Company and MKC shall mutually determine, stating the essential facts of the Transaction and the capacity within which MKC acted in connection with the Transaction.

9.0 Exclusivity. The Company agrees to retain MKC on an exclusive basis to perform the Services related to an IPO until the earlier of the expiration or termination of this Agreement, with the exception that this Agreement contemplates that the Company will be engaging co-managers for its prospective IPO.

10.0 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND MAY NOT BE AMENDED OR MODIFIED EXCEPT IN A WRITING SIGNED BY All PARTIES.


------------------------------------------
M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory

                                                               August 14, 1996
                                                                        Page 6

11.0 Successors. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party.

12.0 Third Party Services. MKC will not be liable for, or have its compensation reduced by, any obligation the Company or anyone else may incur to a third party for that third party' s services in connection with any transaction contemplated hereby.

      Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter. We look forward to working with you on this assignment.

Very truly yours,                        Agreed to and Accepted this

M. KANE & COMPANY, INC.                  20th day of August, 1996.
                                         ----        ------
                                         JONES INTERNATIONAL NETWORKS, INC.

By:/s/ Michael W. Kane
   --------------------------            By: /s/ Greg Liptak
   Michael W. Kane, President               -----------------------
                                            Greg Liptak
                                            President


---------------------------------------
M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory'

                                                               August 14, 1996
                                                                        Page 7

                                   APPENDIX A

The Company agrees to indemnify MKC, including M. Kane & Company, Inc., its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including M. Kane & Company, Inc. is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation or providing evidence for, or defense of, any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), as and when incurred, to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of MKC's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the retention of MKC, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from gross negligence, bad faith or willful misconduct.

If for any reason other than a final non-appealable judgment finding any Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and MKC on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of Compensation actually received and retained by MKC hereunder after deduction of all applicable taxes to which the Indemnified Party are subject. Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Appendix A shall survive the termination or expiration of this Agreement.
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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
Complex Business, Technology or Transaction: Resourceful Financial Advisory